CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                         AMERICAN UTILICRAFT CORPORATION

         American Utilicraft Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

         FIRST: That the board of directors of the Corporation duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that the proposed amendment be considered by the stockholders of the Corporation. The resolution setting forth the amendment was as follows.

         RESOLVED, that Article Fourth - Stock of the Certificate of Incorporation of American Utilicraft Corporation is amended to read as follows:

         Section 4.01 The Corporation shall be authorized to issue only one (1) class of stock, to wit: Common Stock. The total number of shares of Common Stock which the Corporation shall have authority to issue is Twenty Thousand (20,000), and the par value of each such shares is One Thousandth of a cent ($.00001) amounting in the aggregate to Twenty Cents ($0.20).

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation, acting by written consent pursuant to 8 Del C ss. 228, voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and its Secretary, respectively, this 20th day of April, 2000.


                                             BY: /s/ John J. Dupont
                                                --------------------------------
                                                John J. Dupont, President


                                             ATTEST: /s/ James S. Carey
                                                    ----------------------------
                                                    James S. Carey, Secretary



    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 FM 04/24/2000
  001209622 - 2238397